UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2006

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 29, 2006, the Audit Committee of the Board of Directors of Neurobiological Technologies, Inc. (the “Company”) determined that the Company’s audited financial statements for the fiscal year ended June 30, 2005 and unaudited financial statements for the quarterly periods ended September 30, 2005, December 31, 2005 and March 31, 2006 should be restated in order to record as an expense the acquisition costs assigned to certain tangible and intangible assets (the “Acquired Assets”) acquired in connection with the Company’s acquisition of Empire Pharmaceuticals, Inc (“Empire”) in July 2004. The Acquired Assets consist of certain patents, patent licenses, raw materials and venom production facilities acquired from Empire. In the Company’s previously issued financial statements included in its Annual Report on Form 10-K for the year ended June 30, 2005, and subsequent Quarterly Reports on Form 10-Q (collectively, the “Previous Financial Statements”), the Company incorrectly capitalized, and subsequently depreciated and amortized, the costs assigned to the Acquired Assets, resulting in a capitalized expenditure that was being amortized over estimated asset lives ranging from four to twelve years. The Acquired Assets are instead expected to be reported as acquired in-process research and development costs, and charged to expense in the periods when the initial and contingent Empire acquisition payments were made in the quarters ended September 30, 2004 and December 31, 2005.

The Company expects that as a result of the restatement, it will incur additional non-cash expenses of approximately $7,655,000 and $6,760,000 for fiscal 2005 and the nine months ended March 31, 2006, respectively. Additionally, it is expected that the Acquired Assets will be removed from the Company’s balance sheet, as the value of these assets will be expensed as acquired in-process research and development. The restatement is also expected to reduce stockholders’ equity through March 31, 2006 by $14,415,000. Although the restatement is expected to reduce certain assets reflected on the Company’s balance sheets and impact the Company’s results of operations for fiscal 2005 and subsequent quarterly periods through March 31, 2006, the restatement will not impact revenue recognized during these periods or impact the Company’s cash, cash equivalents and investment balances.

As a result of the need for a restatement, the Audit Committee has determined that the Previous Financial Statements should no longer be relied upon, including the report of Ernst & Young LLP (the Company’s former independent registered public accounting firm) that was issued in connection with Ernst & Young’s audit of the Company’s financial statements for the year ended June 30, 2005. The Audit Committee has also been advised that the need to restate the Previous Financial Statements will result in a finding that a material weakness in the Company’s internal control over financial reporting existed as of June 30, 2006 with respect to the Company’s accounting for certain complex transactions. The Company intends to take steps to remediate this material weakness.

Representatives from Odenberg, Ullakko, Muranishi & Co. LLP, the Company’s current independent registered public accounting firm, participated in discussions with the Company and the Audit Committee regarding the restatement of the Previous Financial Statements and the other matters disclosed in this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 5, 2006

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Craig Carlson
Craig Carlson
Vice President and Chief Financial Officer